Exhibit 99.1
Kimball International Releases Statement on Impact of COVID-19

Jasper, IN, March 23, 2020 - Kimball International, Inc. (NYSE:KBAL) today released the following statement from CEO Kristie Juster regarding the current impact of the novel coronavirus (COVID-19) outbreak on the company.

“At Kimball International there is nothing more important than the health and safety of our employees, our customers and the communities in which we operate. As we face this time of unprecedented challenges, we have taken swift action to proactively safeguard and support our people, activate business continuity plans to minimize impact to our customers and continue the rigorous financial management of our business.

At this time, our major manufacturing facilities are operational, and we are following CDC and public health officials’ guidelines, along with implementing local emergency response plans at each location. That said, we are prepared to comply with all state regulations, which could result in a production shutdown if mandated by one of the six states in which we operate. We have stopped production at a small manufacturing facility in Pennsylvania, which was in the process of winding down prior to the COVID-19 outbreak. We also continue to monitor state and local mandates for the impact they might have on our other manufacturing facilities, supply chain, customers and logistics capabilities. Our professional workforce, except for critical business continuity roles, is working from home with full video collaboration tools.

We believe that the company’s strong balance sheet and cost savings transformation plan position us well to navigate through this uncertain time. The company is on a solid financial footing with over $100 million in cash and no debt. This strong financial position allows us to be nimble in this unprecedented time and continue to execute our long-term strategic vision when the operating environment stabilizes.

Although we have strong structural and operational measures in place, at this point in time it is difficult to predict the duration of the pandemic and its impact on our customers, our suppliers and our business. We will continue to assess the operational and financial impact to our business. While our customer end markets are well diversified, we anticipate delays in project execution and potential order cancellations resulting in a reduction in overall volumes in the future. We are working closely with our customers through this difficult period, and we will provide an update on business conditions when we release third quarter fiscal year 2020 results.”

Forward-Looking Statements

Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, adverse changes in the global economic conditions, the impact of changes in tariffs, increased global competition, significant reduction in customer order patterns, loss of key suppliers, loss of or significant volume reductions from key contract customers, financial stability of key customers and suppliers, relationships with strategic customers and product distributors, availability or cost of raw materials and components, changes in the regulatory environment, global health concerns (including the impact of the COVID-19 outbreak) or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2019 and other filings with the Securities and Exchange Commission.

About Kimball International, Inc.

For over 65 years, Kimball International has created design driven furnishings that have helped our customers shape spaces into places, bringing possibility to life by enabling collaboration, discovery, wellness and relaxation. We go to market through our family of brands: Kimball, National, Kimball Hospitality, David Edward, and D’style by Kimball

Hospitality. Our values and high integrity are demonstrated daily by living our Purpose and Guiding Principles that establish us as an employer of choice. We build success by growing long-term relationships with customers, employees, suppliers, shareholders, and the communities in which we operate. In fiscal year 2019, the Company generated $768 million in revenue and employed over 3,000 people. To learn more about Kimball International, Inc. (KBAL), visit www.kimballinternational.com.